[FORM OF WARRANT CERTIFICATE]

NUMBER_____                                              ____________WARRANTS
                                            Warrant to Purchase ______ Shares

                        CADAPULT GRAPHIC SYSTEMS, INC.
                        Common Stock Purchase Warrant

     EXERCISABLE ON OR BEFORE 11:59 P.M. EASTERN TIME ON OCTOBER 1, 2004

THIS CERTIFIES THAT, FOR VALUE RECEIVED, __________________________, the registered holder or assigns (the "Holder"), is entitled to purchase from CADAPULT GRAPHIC SYSTEMS, INC., a Delaware corporation (the "Company"), at any time after 9:00 A.M. Eastern Time on October 1, 1999, at the purchase price of $4.50 (the "Exercise Price"), the number of shares of Common Stock of the Company set for above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. The Warrants expire on October 1, 2004. Holders will not have any rights or privileges of shareholders of the Company prior to exercise of the Warrants. Holders of the Warrants evidenced hereby and the Shares issuable upon exercise hereof have certain rights with respect to registration with the Securities and Exchange Commission of the Common Stock issuable upon exercise hereof. These registration rights are set forth in that certain Private Placement Memorandum dated October 1, 1999 and the Warrant Agreement dated as of October 1, 1999, pursuant to which this Warrant Certificate has been issued. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof fully executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,000,000 shares of Common Stock of the Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorse with a signature guarantee either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers.

Dated:__________, _____                     CADAPULT GRAPHIC SYSTEMS, INC.


_________________________                         ___________________________
Frances Blanco, Secretary                         Michael W. Levin, President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO: (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS; (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE, DISPOSITION OF SECURITIES); OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE LAW IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO: (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS; (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE, DISPOSITION OF SECURITIES); OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                             ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ shares of common stock of the Company, and hereby makes payment of $_________ (at the rate of $4.50 per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below.

              _________________________________________________
                (Insert Name of NASD Member or "Unsolicited")

Dated:_________________             Signature of Holder______________________

                    INSTRUCTIONS FOR REGISTRATION OF SHARES

The undersigned requests that a certificate for such securities be registered as follows:

Name (print)________________        Address (print)__________________________

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________, the right to purchase __________ shares of Common
Stock of the Company, evidenced by the within Warrant, as to which such right is exercisable and does hereby irrevocably constitute and appoint____________________________________ attorney, to transfer the same on the books of the Company with full power of substitution.


Dated:_________________             Signature of Holder______________________

NOTICE: The signature of Election to Purchase must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate without alteration or any change whatsoever. The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

                                    ________________________________
                                    Signature Guarantee